                                                                  Exhibit (a)(3)


                                LEHMAN BROTHERS
                           190 South LaSalle Street
                                  25th Floor
                            Chicago, Illinois 60603

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      OF
                            GIDDINGS & LEWIS, INC.
                                      AT
                               $19 NET PER SHARE
                                      BY
                               DSFA CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                        HARNISCHFEGER INDUSTRIES, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, MAY 23, 1997, UNLESS THE OFFER IS EXTENDED.

                                April 28, 1997
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

  We have been appointed by DSFA Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Harnischfeger Industries, Inc., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 28, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as either may be amended from time to time, together constitute the "Offer"), all outstanding shares of Common Stock, $.10 par value per share (the "Common Shares"), together with (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) the associated Rights (as defined in the Offer to Purchase), of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company"), at $19 per Common Share (and associated Right), net to the seller in cash, without interest thereon. Please furnish copies of the enclosed materials to those of your clients for whom you hold Common Shares registered in your name or in the name of your nominee.

  UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, SHAREHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH COMMON SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF COMMON SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF COMMON SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED PRIOR TO THE EXPIRATION OF THE OFFER AND NOT PROPERLY WITHDRAWN A NUMBER OF COMMON SHARES WHICH, WHEN ADDED TO THE COMMON SHARES BENEFICIALLY OWNED BY THE PURCHASER AND ITS AFFILIATES, CONSTITUTES AT LEAST A MAJORITY OF THE TOTAL VOTING POWER OF ALL SHARES OF CAPITAL STOCK OF THE COMPANY OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE, (2) THE RIGHTS HAVING BEEN REDEEMED BY THE BOARD OF DIRECTORS OF THE COMPANY OR THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT THE RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER (AS DEFINED IN THE OFFER TO PURCHASE), AND (3) THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT THE RESTRICTIONS CONTAINED IN THE WISCONSIN BUSINESS COMBINATION LAW (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT APPLY TO THE ACQUISITION OF COMMON SHARES PURSUANT TO THE OFFER OR THE PROPOSED MERGER. SEE THE "INTRODUCTION" AND SECTION 14 ("CERTAIN CONDITIONS OF THE OFFER") AND SECTION 15 ("CERTAIN LEGAL MATTERS") IN THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING.

  For your information and for forwarding to your clients for whom you hold Common Shares registered in your name or in the name of your nominee, or who hold Common Shares registered in their own names, we are enclosing the following documents:

  1. Offer to Purchase, dated April 28, 1997;

  2. Letter of Transmittal to be used by shareholders in accepting the Offer and tendering Common Shares and the associated Rights;

  3. Notice of Guaranteed Delivery;

  4. Letter to Clients which may be sent to your clients for whose accounts you hold Common Shares in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

  5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

  6. Return envelope addressed to ChaseMellon Shareholder Services, L.L.C. (the "Depositary").

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MAY 23, 1997, UNLESS THE OFFER IS EXTENDED.

  In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Common Shares, and, if the Distribution Date occurs, Rights Certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal.

  For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, Common Shares validly tendered to the Purchaser and not withdrawn as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance for payment of such Common Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Common Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for validly tendering shareholders for the purpose of receiving payment from the Purchaser and transmitting payment to tendering shareholders.

  The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agents, as described under Section 16 ("Fees and Expenses") in the Offer to Purchase) for soliciting tenders of Common Shares pursuant to the Offer. The Purchaser will, however, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

  The Purchaser will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal. Backup tax withholding at a 31% rate may be required, however, unless the required tax identification information is provided. See "Important Tax Information" contained in the Letter of Transmittal.


  In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates for Common Shares and/or Rights representing the tendered Common Shares and/or Rights should be delivered or such Common Shares and/or Rights, if available, should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  If holders of Common Shares and/or Rights wish to tender their Common Shares and/or Rights, but it is impracticable for them to forward their certificates or other required documents prior to the desired date of tender, a tender may be effected by following the guaranteed delivery procedure specified under
Section 2 ("Procedures for Tendering Common Shares") in the Offer to Purchase.

  Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained by contacting, Kissel-Blake Inc. (the "Information Agent") at its address and telephone numbers set forth on the back cover page of the Offer to Purchase.

  Inquiries with respect to the Offer may also be addressed to Lehman Brothers Inc. at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          LEHMAN BROTHERS INC.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE DEPOSITARY, THE INFORMATION AGENTS OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.